UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 13, 2016

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 14, 2016, Cree, Inc. (“Cree” or the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report that on July 13, 2016 the Company, together with Cree Sweden AB, a wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Infineon Technologies AG, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany. This Amendment No. 1 to Current Report on Form 8-K/A (the “Amended Report”) supplements and amends the Original Report to include the Purchase Agreement as an exhibit hereto. Other than as described herein, the Amended Report does not amend any other information previously filed or furnished in the Original Report.

The representations, warranties, and covenants contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Purchase Agreement, and may not have been intended to be statements of fact, but rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Purchase Agreement. In addition, such representations, warranties, and covenants may have been qualified by certain omitted disclosures not reflected in the text of the Purchase Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by the Company’s shareholders. In reviewing the representations, warranties, and covenants contained in the Purchase Agreement, it is important to bear in mind that such representations, warranties, and covenants were not intended by the parties to the Purchase Agreement to be characterizations of the actual state of facts or condition of the Company or its Power and RF Business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures. For the foregoing reasons, the representations, warranties, and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements, and other filings that the Company makes with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit

2.1	Asset Purchase Agreement, dated as of July 13, 2016, by and among Infineon Technologies AG, Cree, Inc., and Cree Sweden AB.*
99.1	Press Release dated July 14, 2016**

* Certain schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A list of omitted schedules is included in the agreement. The Company hereby agrees to furnish supplementally to the Commission a copy of any omitted schedule upon request.

**Previously furnished with the Original Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Michael E. McDevitt
Michael E. McDevitt
Executive Vice President and Chief Financial Officer

Date: July 18, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Asset Purchase Agreement, dated as of July 13, 2016, by and among Infineon Technologies AG, Cree, Inc., and Cree Sweden AB.*
99.1	Press Release dated July 14, 2016**

* Certain schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A list of omitted schedules is included in the agreement. The Company hereby agrees to furnish supplementally to the Commission a copy of any omitted schedule upon request.

**Previously furnished with the Original Report.